Exhibit 99.1

NEWS RELEASE	FOR IMMEDIATE RELEASE

Contact:

Thomas C. Hoster	David J. Lebedeff
Chief Financial Officer	Investor Relations Director
@Road	@Road
510-870-1099	510-870-1317
thoster@road-inc.com	dlebedeff@road-inc.com

@Road® Quarterly Service Revenues Up 8 Percent Sequentially
Cash Balances Increased For Third Consecutive Quarter

Fremont, CA – April 24, 2003 – @Road (Nasdaq: ARDI), a leading provider of mobile resource management (MRM) solutions, today announced results for the first quarter ended March 31, 2003.

Service revenues for the first quarter of 2003 were $10.6 million, up from $7.3 million reported for the same period in 2002 and up 8 percent from $9.8 million for the fourth quarter 2002. Total revenues for the first quarter of 2003 were $13.7 million, up from $9.7 million reported for the same period in 2002 and up 6 percent from $12.9 million for the fourth quarter 2003.

“We are very pleased by the 8 percent growth in our service revenues in the first quarter compared to the fourth quarter of 2002 in light of the challenging business climate in the United States,” said Krish Panu, president and CEO of @Road. “Since our solution provides customers with a compelling return on investment, we were able to increase our subscriber base and improve our operating metrics across the board,” stated Mr. Panu. “Our margins improved and we moved another step closer to achieving profitability.”

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Net loss on a GAAP basis for the first quarter of 2003 was $1.3 million, or a loss of $0.03 per share, compared with a net loss of $5.2 million, or a loss of $0.12 per share, for the same period in 2002. Non-GAAP net income (before non-cash charges) for the first quarter of 2003 was $31 thousand, or $0.00 per share, compared with a non-GAAP net loss (before non-cash charges) of $3.9 million, or a loss of $0.09 per share, for the same period in 2002. A reconciliation of non-GAAP financial measures per Regulation G is provided with the Condensed Consolidated Statements of Operations.

The company’s balance sheet at March 31, 2003 included $39.2 million of cash, cash equivalents and short-term investments. Total assets as of March 31, 2003 were $71.1 million. “Our balance sheet remains strong and our capital base allows us to continue building our company. We continue to manage the company’s cash, growth and path to profitability,” concluded Mr. Panu.

First Quarter 2003 Highlights

•	Financial – increased subscriber base by 10 percent from the prior quarter and by 38 percent over the prior year; increased cash balances by $1.3 million in the first quarter of 2003 from the prior quarter.

•	Strategic Customers – selected by Qwest to provide MRM services to help Qwest manage its field operations. Qwest employs over 5,000 mobile workers across a number of lines of business.

•	New services – announced the general availability of the @Road MRM service offering using AT&T Wireless’ high-speed GPRS (General Packet Radio Service) network.

Launched Exception Services, a value-added application enabling companies to quickly identify and respond to scheduled or spontaneous field activities through alerts and reports identifying incidents where mobile workers meet or exceed customer-defined business rules.

Launched GeoManagerSM Pocket Edition, a new solution that combines @Road MRM services with GPS-enabled mobile phones.

•	Intellectual Property – awarded two patents by the U.S. Patent and Trademark Office, the seventh and eighth awarded to the company. @Road has 34 additional patents pending in jurisdictions throughout the world.

•	Partnerships – announced the formation of a strategic alliance with TransDecisions, a developer of innovative logistics software for enterprises and transportation, to develop and market an integrated solution.

Conference Call and Webcast Details

@Road will host a teleconference Thursday, April 24th, commencing at 2:00 p.m. Pacific DST, to discuss first-quarter financial results. Participating in the call will be @Road President and CEO Krish Panu and CFO Tom Hoster. All interested parties may listen by dialing 800-210-9006 or 719-457-2621, or by tuning into the Webcast at www.road.com.

About @Road

@Road (Nasdaq: ARDI) is a leading provider of mobile resource management (MRM) services, a rapidly growing category of productivity solutions integrating location technologies, wireless communications, transaction processing, software applications and the Internet to help companies better manage mobile workers. Any size organization, in any industry or public sector, in which improving the productivity of mobile workers has an impact on revenue, expenses, customer service and competitive advantage, will benefit from @Road MRM services. Because @Road offers MRM services on a hosted basis, customers avoid expensive and complex software and IT infrastructure investments. Since @Road delivers services using a pay-as-you-go subscription model, customers experience an immediate and measurable return-on-investment.

@Road delivers its MRM services to 99,000 mobile workers in North America every day. The company has headquarters in Fremont, CA, and secure networked data centers on both U.S. coasts. For more information, visit the @Road web site at www.road.com.

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Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, @Road historical and future losses and operating results, limited operating history, scalability of the @Road business model, ability of @Road to successfully develop, market and sell its products and services, ability of @Road to sell and deploy its products and services to large customers such as Qwest, ability of @Road to execute its plan and adapt to a rapidly changing economic and business environment, and general economic and political conditions. Further information regarding these and other risks is included in the @Road Report on Form 10-K dated March 31, 2003 and in its other filings with the Securities and Exchange Commission. @Road undertakes no obligation to update the forward-looking statements contained in this press release.

@Road is a registered trademark of At Road, Inc. The @Road logo and GeoManager are trademarks and/or service marks of At Road, Inc. All other trademarks and/or service marks are the property of their respective owners.

At Road, Inc.

Condensed Consolidated Balance Sheets

(In thousands, unaudited)

	March 31, 2003	December 31, 2002	(*)

ASSETS
Current assets:
Cash, cash equivalents, and short-term investments	$39,233	$37,900
Accounts receivable, net	6,563	7,407
Inventories	4,746	5,399
Deferred product costs and other current assets	10,869	9,937

Total current assets	61,411	60,643
Property and equipment, net	1,882	2,500
Deferred product costs and other assets	7,820	7,407

Total assets	$71,113	$70,550

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$7,085	$7,278
Deferred revenue and customer deposits	8,832	7,594

Total current liabilities	15,917	14,872
Deferred revenue	5,697	5,321
Other long term liabilities	154	190

Total liabilities	21,768	20,383
Stockholders’ equity:
Common stock	170,868	170,610
Deferred stock compensation	(294)	(491)
Notes receivable from stockholders	(2,042)	(2,068)
Accumulated deficit	(119,187)	(117,884)

Total stockholders’ equity	49,345	50,167

Total liabilities and stockholders’ equity	$71,113	$70,550

(*) Derived from the audited December 31, 2002 financial statements

At Road, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(unaudited)

	Three months ended

	March 31,	December 31,	March 31,
	2003	2002	2002

Revenues:
Service	$10,603	$9,813	$7,251
Product	3,138	3,133	2,449

Total revenues	13,741	12,946	9,700

Costs and expenses:
Cost of service revenue	3,792	3,570	3,209
Cost of product revenue	4,637	4,932	3,954
Research and development	1,336	1,340	1,586
Sales, general and administrative	4,815	4,737	5,834
Intangibles amortization	424	424	414
Stock compensation	192	248	61

Total costs and expenses	15,196	15,251	15,058

Loss from operations	(1,455)	(2,305)	(5,358)
Other income/(expense), net	152	287	148

Net loss	$(1,303)	$(2,018)	$(5,210)

Basic and diluted net loss per share	$(0.03)	$(0.04)	$(0.12)

Shares used in calculating basic and diluted net loss per share	47,577	46,989	45,287

Reconciliation of GAAP Net Loss to non-GAAP Net Income (Loss):
GAAP net loss	$(1,303)	$(2,018)	$(5,210)
Depreciation and amortization	718	752	763
Stock compensation	192	248	61
Intangibles amortization	424	424	414

Non-GAAP net income (loss) (**)	$31	$(594)	$(3,972)

Non-GAAP basic and diluted net income (loss) per share (**)	$0.00	$(0.01)	$(0.09)

(**) Excludes intangibles amortization, stock compensation and depreciation